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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2003 (April 23, 2003)



                            GLOBALSANTAFE CORPORATION
               (Exact name of registrant as specified in charter)

        Cayman Islands                 1-14634                98-0108989
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      file number)         Identification No.)

      15375 Memorial Drive, Houston, Texas          77079-4101
    (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (281) 925-6000

               777 N. Eldridge Parkway, Houston, Texas 77079-4493
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.  Financial Statements and Exhibits

(c) Exhibits

          99.1    GlobalSantaFe Report of First Quarter 2003 Financial Results.

Item 9.  Regulation FD Disclosure

The following information is furnished under Item 12 of Form 8-K (Results of Operations and Financial Condition) in accordance with Securities and Exchange Commission Release No. 33-8216.

Our news release dated April 23, 2003, concerning first quarter 2003 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The news release contains certain measures (discussed below) which may be deemed "non-GAAP financial measures" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the news release.

In the attached news release, we discuss net income, excluding the benefit of an unusual legal settlement, on a total and per share basis for the quarter ended March 31, 2003. This information is provided because management believes that the settlement is an unusual item unrelated to the operational performance of the Company for the period and, accordingly, that providing the amount of net income excluding this item will help investors compare results between two periods.

The information furnished pursuant to this Item 9, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GLOBALSANTAFE CORPORATION



Date: April 23, 2003                By:     s / James L. McCulloch
                                       ----------------------------------------
                                                James L. McCulloch
                                            Senior Vice President and
                                                  General Counsel

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                                Index to Exhibits

Exhibit
Number   Description
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  99.1   GlobalSantaFe Report of First Quarter 2003 Financial Results.